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                                     EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement relating to the TFP Inc. Stock Option Plan of Printrak International, Inc. and subsidiaries on Form S-8 of our report dated May 12, 1997, appearing in the Annual Report on Form 10-K of Printrak International, Inc. and subsidiaries for the year ended March 31, 1997.

/s/   Deloitte & Touche LLP

Costa Mesa, California
October 16, 19976